Exhibit 99.2

Dura Investment
Holdings LLC and
Subsidiaries

Condensed Consolidated Financial
Statements as of and for the Six Months
Ended June 30, 2024

DURA INVESTMENT HOLDINGS LLC AND SUBSIDIARIES

TABLE OF CONTENTS
Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2024:

Balance Sheet	1

Statement of Operations	2

Statement of Members’ Equity	3

Statement of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5-11

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2024

June 30, 2024
ASSETS
CURRENT ASSETS:
Cash and restricted cash	$9,513,908
Trade accounts receivable—net	12,791,926
Inventories—net	14,110,332
Prepaid expenses	1,429,197
Other current assets	1,715,662
Total current assets	39,561,025
FIXED ASSETS:
Property, plant, and equipment	70,175,404
Accumulated depreciation	(27,920,384)
Property, plant, and equipment—net	42,255,020
OTHER ASSETS:
Intangible assets—net	70,050,538
Goodwill	77,140,725
Other long-term assets	14,833,255
TOTAL ASSETS	$243,840,563
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	7,705,601
Accrued employee compensation, benefits, and payroll taxes	4,297,309
Accrued commissions	1,632,212
Accrued vacation	1,972,635
Deferred revenue	4,379,196
Other current liabilities	7,021,876
Current maturities of long-term debt	7,900,000
Total current liabilities	34,908,829
LONG-TERM LIABILITIES:
Long-term debt—net	169,981,288
Deferred income taxes	690,861
Other long-term liabilities	12,994,528
Total long-term liabilities	183,666,677
COMMITMENTS AND CONTINGENCIES (See Note 7)
MEMBERS’ EQUITY:
Members’ equity	1,191,399
Retained earnings	24,073,658
Total members’ equity	25,265,057
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$243,840,563

See notes to condensed consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

Six Months Ended June 30, 2024
NET SALES	$135,956,724
COST OF SALES	93,640,481
GROSS PROFIT	42,316,243
OPERATING EXPENSES:
Selling and marketing expenses	11,888,190
General and administrative expenses	11,559,779
Intangible amortization expenses	3,383,334
Total operating expenses	26,831,303
INCOME FROM OPERATIONS	15,484,940
OTHER EXPENSE:
Interest expense	11,587,792
Other expense	2,884,790
INCOME BEFORE TAX EXPENSE	1,012,358
INCOME TAX EXPENSE	1,378,056
NET LOSS	$(365,698)

See notes to condensed consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Common Units		Profits Interest Units
	Units	Value	Units	Value	Subtotal	Retained Earnings	Total Members’ Equity
Balance at December 31, 2023	9,000	$(1,166,225)	—	$2,005,829	$839,604	$24,439,356	$25,278,960
Unit-based compensation	—	—	—	355,607	355,607	—	355,607
Distributions	—	—	—	(3,812)	(3,812)	—	(3,812)
Net loss	—	—	—	—	—	(365,698)	(365,698)
Balance at June 30, 2024	9,000	$(1,166,225)	—	$2,357,624	$1,191,399	$24,073,658	$25,265,057

See notes to condensed consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

Six Months Ended June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(365,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,772,182
Amortization	3,383,334
Loss on sale of equipment	6,977
Unit-based compensation	355,607
Amortization of debt financing costs	468,210
Provision for losses on accounts receivable	177,160
Provision for obsolete and surplus inventory	206,308
Deferred taxes	395,697
Changes in assets and liabilities:
Accounts receivable	(1,671,791)
Inventories	(2,402,488)
Prepaids expenses	(360,051)
Other current assets	469,445
Accounts payable	4,336,882
Accrued employee compensation, benefits, and payroll taxes	(1,277,171)
Accrued commissions	50,287
Accrued vacation	491,909
Deferred revenue	1,132,564
Other current liabilities	(214,169)
Other operating activities —net	20,010
Net cash provided by operating activities	9,975,204
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,244,384)
Proceeds from sales of equipment	31,000
Net cash used in investing activities	(3,213,384)
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions	(3,812)
Principal payments of long-term debt	(8,848,897)
Net cash used in financing activities	(8,852,709)
TOTAL DECREASE IN CASH AND RESTRICTED CASH	$(2,090,889)
CASH AND RESTRICTED CASH—Beginning of period	$11,604,797
CASH AND RESTRICTED CASH—End of period	$9,513,908
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$9,529,042
Cash paid during the period for income taxes	$560,000
Property, plant, and equipment purchases in accounts payable	$214,357

See notes to condensed consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2024

1.    NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations Dura Investment Holdings LLC and subsidiaries (collectively, the “Company”) manufacture prefinished, modular kitchen and bath cabinetry at its manufacturing facilities in Howard Lake and Pierz, Minnesota; Statesville, North Carolina; and Waterloo, Jesup, and Oelwein, Iowa. The Company’s cabinetry is sold throughout the United States via a network of dealers. The Company’s operations were acquired in two transactions occurring in 2019 and 2020 that were accounted for as business combinations.

Basis of Presentation The condensed consolidated balance sheets as of June 30, 2024, as well as the related condensed consolidated statements of income, comprehensive income, cash flows, and equity for the six months ended June 30, 2024 are unaudited. The presentation of these financial statements requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. In the opinion of management, all adjustments (consisting of normal, recurring accruals) considered necessary for a fair statement of the financial statements have been included. Interim results may not be indicative of results for a full year.

The condensed consolidated financial statements and notes are presented pursuant to the rules and regulations of the Securities and Exchange Commission and do not contain certain information included in our audited consolidated financial statements and notes. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the fiscal year ended December 31, 2023.

2.    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2023, the Company adopted the new credit loss accounting guidance in Accounting Standards Update (ASU), No. 2016-13, Current Expected Credit Losses (Topic 326). This standard replaces the current allowance for loan and lease loss accounting standard and focuses on estimation of expected losses over the life of the loans instead of relying on incurred losses. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASC 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new standard establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The guidance states that entities must consistently categorize and provide greater disaggregation of the information in the rate reconciliation and must further disaggregate income taxes paid. The standard is effective for the Company December 15, 2025. The Company is evaluating the expected impact of this standard on its consolidated financial statements and disclosures.

3.    INVENTORIES
Inventories consisted of the following as of June 30, 2024:

June 30, 2024
Raw materials	$9,168,182
Work in process	2,309,026
Finished goods	3,126,373
Obsolete and surplus inventory reserve	(493,249)
Total inventories—net	$14,110,332

4.    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following as of June 30, 2024:

June 30, 2024
Land and buildings	$21,177,455
Manufacturing equipment, office equipment, and furniture	42,685,904
Computer equipment and software	3,616,115
Construction in progress	2,695,930
Total property, plant, and equipment	70,175,404
Less accumulated depreciation	(27,920,384)
Property, plant, and equipment—net	$42,255,020

Total depreciation expense for the six months ended June 30, 2024, was $4,772,182.

5.    GOODWILL AND INTANGIBLE ASSETS

Components of goodwill and intangible assets as of June 30, 2024, were as follows:

	Average Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
June 30, 2024
Trade names	15	$13,300,000	$(4,020,000)	$9,280,000
Customer relationships	15	88,200,000	(27,429,462)	60,770,538
Total intangible assets—net		$101,500,000	$(31,449,462)	$70,050,538
Goodwill	N/A	77,140,725	—	77,140,725
Total goodwill		$77,140,725	$—	$77,140,725

There were no impairments of goodwill for six months ended June 30, 2024. The Company tests goodwill for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate the asset might be impaired. There were no triggering events requiring an impairment assessment be conducted in the six months ended June 30, 2024. However, it is possible that future changes in circumstances would require the Company to record additional non-cash impairment charges.
6.    OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following as of June 30, 2024:

June 30, 2024
Accrued sales and use taxes	$301,907
Accrued customer rebates and joint advertising allowance	1,289,271
Accrued insurance premiums	922,436
Accrued property taxes	727,093
Accrued 401(k) match	934,462
Accrued warranty	504,000
Current portion of lease liability	2,342,707
Total other current liabilities	$7,021,876

7.    COMMITMENTS AND CONTINGENCIES

Sales Tax—For periods prior and subsequent to the date of acquisition of Bertch Cabinet Mfg, Inc., the Company filed either voluntary disclosure agreements or back returns with certain jurisdictions and remitted sales tax due to those jurisdictions. As of June 30, 2024, there were no back returns left to be filed and voluntary disclosure agreements remained open with one jurisdiction, which was subsequently settled and closed after the balance sheet date.

Litigation—The Company is involved in legal actions from time to time in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management is not aware of any pending legal proceeding against or involving the Company for which the outcome is likely to have a material adverse effect on the Company’s consolidated financial position or results of operations.

8.    DEBT

Debt consisted of the following as of June 30, 2024:

June 30, 2024
Term Loans	$178,676,103
Revolver	—
Total Term Loans and Revolver	178,676,103
Less unamortized Term Loan debt financing costs	1,794,815
Less current maturities	7,900,000
Long-term portion of Term Loan	168,981,288
Subordinated note	1,000,000
Total long-term debt	$169,981,288

In October 2019, the Company entered into a loan and security agreement with a lender (the “Lender”), which provided an initial term loan, in the aggregate amount of $90,000,000, and an ability to borrow an additional amount under a revolving loan (the “Revolver”). In December 2020, the Company amended the loan and security agreement with the same lender, which provided an additional term loan in the amount of $77,500,000.

In February 2022, the Company amended the loan and security agreement with the same lender, which provided a second additional term loan in the amount of $45,000,000 (the initial term loan issued in October 2019, the additional term loan issued in December 2020, and the second additional term loan issued in February 2022 are referred to as the “Term Loans”). In addition, the borrowing capacity of the Revolver was increased from $10,000,000 to $15,000,000. On March 29, 2023, the Company amended the loan and security agreement with the Lender, which extended the final maturity date of the loans to May 31, 2026. In addition, the loans were amended to replace the London InterBank Offered Rate benchmark rate with a Secured Overnight Financing Rate (SOFR) term of rate notice. Under the terms of the amended loan and security agreement, the Term Loans are to be repaid in consecutive quarterly installments in an amount equal to $1,975,000 per quarter and each such installment is due and payable in arrears within five days after the first day of each quarter, and ending on the final maturity date as specified in the loan agreement. The Term Loan bears interest at a SOFR, which the Company may lock for a period of one month, two months, or three months, subject to a minimum floor of 1.5%, plus a fixed rate of 6.75%. The Revolver bears interest at SOFR subject to a minimum floor of 1.5%, with the same lock option as the Term Loan, plus a fixed rate of 6.75%. These rates were 12.06% as of June 30, 2024. Interest payments on the Revolver are due monthly with any outstanding balance due as specified in the final maturity date of the agreement, but no later than May 2026. During 2024, the Company did not draw any amounts against the Revolver, and as of June 30, 2024, the Company had $0 outstanding on its Revolver.

The Term Loans and the Revolver are secured by a security interest in substantially all of the Company’s assets.

The Company incurred $2,504,869 of debt issuance costs related to the initial term loan, an additional $1,745,000 of debt issuance costs related to the additional term loan, an additional $225,000 of debt issuance costs related to the second additional term loan, and an additional $1,042,250 to extend the final maturity date of the loans to May 31, 2026, which have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method. Borrowings are collateralized by substantially all the assets of the Company.

In December 2020, the Company entered into a lending agreement with Bertch Cabinet, Mfg., Inc., which provided a loan (the “Subordinated Note”), in the aggregate amount of $1,000,000. The Subordinated Note is subordinate to the Term Loans and bears interest on the unpaid balance of the principal amount, computed at 8% per annum on the basis of a 365-day year or 366-day year, and applied to the actual number of days elapsed in each interest calculation period, with interest calculated semiannually in arrears on the last day of each June and December.

In conjunction with the purchase of Bertch Cabinet, Mfg., Inc. and GOE Enterprises, Ltd., the Company purchased a workers’ compensation insurance policy for employees of its Iowa operations. In early 2021, the Company took out a letter of credit in the amount of $400,000, as required by the insurance company, as collateral in the event that the Company was unable to pay claims.

Covenants—Under the terms of the Term Loans, the Company is required to comply with certain financial and nonfinancial covenants. The financial covenants require that the Company maintain a leverage ratio not to exceed a certain threshold for any period of four consecutive fiscal quarters, with the leverage ratio defined in the loan agreement as consolidated total debt as of the last day of the period, divided by consolidated earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the agreement, for such period. The maximum leverage ratio as defined in the loan agreement varies and is defined for each fiscal quarter until the final maturity date of the loan in May 2026. Additionally, the financial covenants require that the Company maintain a minimum fixed-charge coverage ratio for any period of four consecutive fiscal quarters, with the fixed-charge coverage ratio defined in the loan agreement as the ratio of (a) (i) consolidated EBITDA for such period, minus (ii) unfinanced capital expenditures during such period in cash, minus (iii) income taxes paid or payable during such period, to (b) the sum of (i) all regularly scheduled payments of principal of indebtedness paid in cash during such period, plus (ii) consolidated net interest expense for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption, or other acquisition or retirement for value.

Any failure by the Company to comply with these covenants and any other obligations under the agreement could result in an event of default, which allows the Lender to accelerate the repayments of the amounts owed. As of June 30, 2024, the Company is in compliance with its financial covenants.

The Subordinated Note does not require the Company to comply with either financial or nonfinancial covenants.

9.    SELF-INSURED WORKERS’ COMPENSATION INSURANCE

Dura-Supreme, LLC has joined with other manufacturers in the state of Minnesota to form a manufacturing group self-insurance association for the purpose of self-insuring through a prefunded self-insurance plan. Liability claims in excess of $300,000 per occurrence are fully insured by an independent insurance company.

10.    401(K) RETIREMENT PLAN

The Company sponsors a 401(k) retirement plan covering all employees meeting certain eligibility requirements. The Company may make matching contributions for salary reduction amounts and annual cash or deferred contributions at the discretion of the board of directors. As of June 30, 2024, contributions payable to the plan by the Company were $934,462.

11.    MEMBERS’ EQUITY

Unit Ownership—The Company has two classes of unit ownership: common units and PIUs. Subject to the required approvals by ownership, the Company is authorized to issue an unlimited number of units. In October 2019, the Company issued 9,000 common units based on initial capital contributions from each member that totaled $106,500,000. As of December 31, 2022, all initial capital contributions had been returned to each member.

Equity Incentive Plan—As defined in the Dura Investment Holdings Equity Incentive Plan (the “Plan”) document, dated October 10, 2019, the Plan is intended to further the growth and success of the Company by enabling officers, employees, consultants, or other service providers of the Company or any subsidiary to acquire certain equity interests in the Company, thereby increasing personal stake in the Company’s growth and success and aiding in retention. Per the current terms of the Plan, the Company may issue up to 1,000 PIUs.

Profits interest awards activity for the six months ended June 30, 2024, was as follows:

Profits Interest Units (PIUs)	Performance Based	Service Based	Total	Weighted-Average Grant-Date Fair Value Per Share
Number outstanding as of December 31, 2023	495.0	495.0	990.0	$3,352
Granted	—	—	—	$—
Forfeited/canceled	(3.0)	(3.0)	(6.0)	$3,316
Number outstanding as of June 30, 2024	492.0	492.0	984.0	$3,352

There were 432.6 PIUs that were vested as of June 30, 2024. There were no grants during the six months ended June 30, 2024.

Valuation Assumptions—The fair value of PIUs were estimated on the date of grant. The Company recorded compensation expense on a straight-line basis over the vesting period for both the service based- and the performance-based components, as the Company believes the performance condition will be met. Unit-based compensation expense for the six months ended June 30, 2024, was $355,607. As of June 30, 2024, total compensation cost not yet recognized related to unvested PIUs was $941,062 with a weighted-average period over which the remaining compensation cost will be recognized of 1.3 years.

12.    INCOME TAXES

The Company’s income tax expense recorded for six months ended June 30, 2024 was $1,378,056 on pre-tax book income of $1,012,358 for an effective tax rate of 136.1%. The net increase in the effective tax rate from the statutory federal tax rate of 21% is primarily due to the increase in valuation allowance and tax impact of nondeductible transaction costs and state income taxes, partially offset by changes due to tax return filings.

13.    RELATED-PARTY TRANSACTIONS

In connection with the 2019 acquisition of Dura Supreme, the Company entered into an operating agreement whereby the Company pays a quarterly management fee to its manager, a related party and investor in the Company’s parent company, for advisory, consulting, management, monitoring, and transaction services for the benefit of the Company. The fee is calculated based on a percent per annum of a portion of the capital contributions of the Company at the closing of the acquisition by Dura Investment Holdings LLC of Supreme Cabinetry Brands, Inc. and its controlled operating subsidiaries.

The Company incurred and recorded within general and administrative expenses fees of $583,966 for management services performed during the six months ended June 30, 2024.

14.    SUBSEQUENT EVENTS

The Company evaluated subsequent events from June 30, 2024, the date of these consolidated financial statements, through September 25, 2024, which represents the date the consolidated financial statements were available for issuance, for events requiring recording or disclosure in the consolidated financial statements.

On July 10, 2024, the acquisition of Dura Investment Holdings LLC and subsidiaries by MasterBrand, Inc. from GHK Capital Partners LP closed for $520.0 million in cash, subject to customary adjustments set forth in the Merger Agreement. Upon closing, all of the Company’s outstanding debt was extinguished.